Exhibit 10.44

URANIUM RESOURCES, INC.

2007 RESTRICTED STOCK PLAN

General.  This 2007 Restricted Stock Plan (the “Plan”) provides eligible employees of Uranium Resources, Inc. (the “Company”) and its subsidiary corporations with the opportunity to increase their ownership interest in the Company through the receipt of restricted shares of Common Stock, par value $.001 per share, of the Company (“Restricted Stock”) granted and issued by the Company, from time to time, subject to the terms and conditions of the Plan.   Any such grants of Restricted Stock made to eligible employees are subject to the provisions and limitations of Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”).

1.                                       Purpose of the Plan.  The purpose of the Plan is to retain and motivate the managers and key employees of the Company, and of any subsidiary corporation of the Company, by enabling such managers and key employees to acquire new or additional stock ownership in the Company, thereby increasing their proprietary interest in the Company’s business and enhancing their mutual and personal interest in the Company’s success.  For purposes of the Plan, a “subsidiary corporation” consists of any corporation at least fifty percent (50%) of whose voting power (taking into account all classes of stock) is directly or indirectly owned by the Company.

2.                                       Effective Date of the Plan.  The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by the stockholders of the Company.  If the Plan is so approved, no further approval shall be required with respect to the administration of grants made pursuant to the Plan (except as provided in Section 9 and Section 10 hereof).

3.                                       Administration of the Plan.  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or by a committee comprised of at least two (2) directors selected by such Board of Directors (for Plan purposes, the “Committee”).  A member of the Committee shall not be eligible to participate in the Plan while serving on the Committee.

A majority of the Committee shall constitute a quorum.  The acts of a majority of the members present at any meeting at which a quorum is present (or acts approved in writing by all members of the Committee) shall constitute binding acts of the Committee.

Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:

(a)                                  To select the managers and key employees to whom grants may be made;

(b)                                 To determine the time or times when shares of Restricted Stock will be granted, and the number of shares to be covered by any grant;

(c)                                  To prescribe the terms and conditions of any grants made under the Plan, and the forms and agreements used in connection with such grants;

(d)                                 To determine the time or times when Restricted Stock will vest upon the attainment of personal service or performance standards pertaining to such Restricted Stock, and determine the legends or markings to be placed upon stock certificates representing any such shares to reflect such standards and restrictions;

(e)                                  To determine the time or times during which such Restricted Stock grants may be  terminated in whole or in part, or when any such grants may be otherwise subject to forfeiture; and

(f)                                    To establish any other Restricted Stock agreement provisions not inconsistent with the terms and conditions of the Plan;

4.                                       Employees Eligible for Grants.  Grants may be made from time to time to those managers and key employees of the Company or any subsidiary corporation, who are designated by the Committee in its sole and exclusive discretion (individually, a “Grantee”; collectively, the “Grantees”).  Grantees may include, but shall not necessarily be limited to officers of the Company and officers of subsidiary corporations.  The Committee may make more than one Restricted Stock grant to the same Grantee, and the provisions of Restricted Stock grants need not be the same with respect to each Grantee.  No shares of Restricted Stock shall be granted to any manager or key employee during any period of time when such manager or key employee is on an unpaid leave of absence.

5.                                       Shares Subject to the Plan.  The Company’s common stock, par value $.001 per share (“Common Stock”) shall be used to make grants of Restricted Stock under the Plan.  Either Common Stock held as treasury stock, or authorized and unissued Common Stock, or both, may be used to make Restricted Stock grants (as determined by the Board of Directors of the Company), subject only to the maximum limits of the Plan.

Subject to the provisions of the next succeeding paragraph of this Section, no more than one million, five hundred thousand (1,500,000) shares of Common Stock can be issued under the Plan.  The number of shares of Restricted Stock which may be granted to any manager or key employee in any calendar year may not exceed five hundred thousand (500,000) shares.

If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, Common Stock is eliminated as a class, or the number of shares of Common Stock outstanding increases or decreases, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, or similar restructuring, reorganization or corporate event, there shall automatically be substituted for each share of Restricted Stock granted under the Plan (to the extent not yet vested as of the date of such elimination, increase or decrease), the number and kind of shares of stock or other securities into which each outstanding share of Common Stock is to be changed or for which each such share of Common Stock is to be exchanged.  In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of shares of Common Stock to make other adjustments to the securities subject to a Restricted Stock grant, the provisions of the Plan, and to any related Restricted Stock agreements (including adjustments which may provide for the elimination of fractional shares) where necessary to preserve the terms and conditions of any grants hereunder.

6.                                       Restricted Stock Provisions.

(a)                                   Shares of Restricted Stock may be granted either alone or in addition to any other compensation paid outside of the Plan.  The prospective recipient of a Restricted Stock grant shall not have any rights with respect to such grant unless and until such recipient has entered into a written Restricted Stock Grant Agreement with the Company evidencing such grant, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such grant.

(b)                                  To be enforceable, a grant of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) following the grant date; acceptance shall be evidenced by executing an approved Restricted Stock Grant Agreement.   Upon acceptance of a grant of Restricted Stock, a Grantee shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Grantee, and shall bear an appropriate legend identifying the terms, conditions, and restrictions applicable to such grant.

(c)                                   The Committee shall require that: (i) the stock certificates evidencing shares of Restricted Stock be held in the custody of the Company or its designee until the restrictions thereon shall have lapsed, and (ii) as a condition of any Restricted Stock grant, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such grant.

(d)                                  Subject to the provisions of the Plan and the Restricted Stock Grant Agreement, during the period set by the Committee commencing with the date of such grant and the date or circumstances under which all restrictions lapse  (the “Restriction Period”), a Grantee shall not be able to sell, transfer, pledge, anticipate or assign Restricted Stock.  Unless otherwise specified by the Committee, the Restricted Period shall not be less than five years. The Committee shall condition any lapse of the Restricted Period upon the attainment of specified personal service  and/or performance standards specified by the Committee at the time of grant; such standards may include, but shall not be limited to, the attainment of financial performance goals, the attainment or maintenance of specified prices for Common Stock, the attainment of a cumulative earnings per share or an indicated return on equity.  In addition to the foregoing, the Committee may condition the vesting of Restricted Stock on such other factors as the Committee may determine and specify, acting in its sole discretion.  Subject to the foregoing limitations, the Committee, in its sole discretion, may also specify that a Restricted Period may lapse in installments, or that the restrictions contained in a Restricted Stock grant are to be waived or accelerated in whole or in part based on the attainment of additional personal service or performance standards specified by  the Committee, acting in its sole discretion.

(e)                                   Except as provided in Section 7 and Section 8 of this Plan, a Grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote such Stock and the right to receive any regular cash dividends paid out of current earnings in respect of such Stock.  The Committee, in its sole discretion, as determined at the time of grant, may permit or require any cash dividends paid in respect of Restricted Stock to be reinvested in additional Restricted Stock, to the extent shares are available under Section 5 of the Plan  Stock dividends, splits and distributions issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Restricted Stock with respect to which such dividends are declared and paid, and the Committee may require a Grantee to deliver additional stock powers covering any Restricted Stock issuable pursuant to such stock dividend, split or distribution.  Any other dividends paid or property distributed in respect of Restricted Stock, other than regular dividends declared and paid out of current earnings, shall be held by the Company subject to the same restrictions imposed upon the Restricted Stock to which such dividends and/or property relates.

(f)                                     Subject to the applicable provisions of the Restricted Stock Grant Agreement and Section 7 of this Plan, upon termination of a Grantee’s employment with the Company or subsidiary corporation (as applicable) for any reason during the Restriction Period, all Restricted Stock then held by or in respect of such Grantee will vest, or be forfeited (as applicable) in accordance with the terms and conditions of the Plan, subject to any subsequent determinations made by the Committee.

(g)                                  If and when the Restriction Period applicable to Restricted Stock expires without a prior forfeiture of such Stock, such Stock shall be released to the Grantee by the Company (or its designee), together with any other property held by the Company with respect to such Stock, and an appropriate stock certificate shall be promptly delivered to the Grantee evidencing unrestricted ownership of such Stock.

7.                                       Termination of Employment.  If a Grantee ceases to be an employee of the Company or subsidiary corporation (as applicable), for any reason other than death, normal or early retirement under the terms of the Company’s pension and profit-sharing plans, or permanent and total disability, any  Restricted Stock held in respect of such Grantee which has not yet vested shall, unless otherwise determined by the Committee on or before the date of such Grantee’s termination of employment, be forfeited as of  the effective date of such termination.  Neither the Grantee nor any other person shall have any right after such date to any part of any Restricted Stock so forfeited.

If a Grantee’s termination of employment is due to death, normal or early retirement under the Company’s pension or profit-sharing plans, or permanent and total disability, then such Grantee’s Restricted Stock shall fully vest (to the extent not already vested) upon the date of any such termination of employment and all applicable restrictions thereon shall lapse and expire.  In the case of death, any Restricted Stock held by the Company or its designee shall be transferred and released to such Grantee’s estate, or the person designated by such Grantee by will or in accordance with relevant state law.

In the event a Grantee takes or is granted a leave of absence approved by the Company or such subsidiary corporation, or is entitled to and takes a leave of absence by operation of law (whether to perform\ military service, or as a result of sickness or injury, or otherwise), such Grantee’s employment with the Company or such subsidiary corporation shall not be considered terminated for Plan purposes.  Rather, such Grantee shall be treated for Plan purposes as an ongoing employee of the Company or such subsidiary corporation (as applicable) during such leave of absence.

8.                                       Change of Control.  Upon the occurrence of a Change of Control (as defined in this Section), notwithstanding any other Plan provision or any agreement to the contrary, any and all Restricted Stock granted under the Plan shall immediately and fully vest (to the extent not theretofore vested), and all application restrictions thereon shall lapse and expire.

For purposes of the Plan, a Change of Control shall be deemed to have occurred if:  (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting  securities of the Company; or (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, fifty-one percent (51%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).  In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account.  For purposes of the Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

Notwithstanding the provisions of subparagraph (iv) of this Section 8, the term “person,” as used in such subparagraph, shall not include any holder who was the beneficial owner of more than ten percent (10%) of the voting securities of the Company on the date the Plan was adopted by the Board of Directors.

9.                                       Amendments to Plan.  The Committee is authorized to interpret the Plan and from time to time adopt such rules and regulations for carrying out the Plan as the Committee may deem advisable.  The Board of Directors of the Company may at any time amend, modify, suspend or terminate the Plan.  In no event, however, without the approval of stockholders, shall any action of the Board of Directors result in:

(a)                                  Materially amending, modifying or altering the eligibility requirements provided in Section 4 hereof; or

(b)                                 Materially increasing, except as provided in Section 5 hereof, the maximum number of shares available to be granted as Restricted Stock, except to conform the Plan and any agreements made hereunder to changes in the Code or governing law.

10.                                 Investment Representation, Approvals and Listing.  The Committee may, if it deems appropriate, condition any grant of Restricted Stock made hereunder upon receipt of the following investment representation from the Grantee:

“I agree that any shares of the Common Stock of Uranium Resources, Inc., which I may acquire by virtue of my acceptance of this Restricted Stock grant shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said shares of Common Stock has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Uranium Resources, Inc., an opinion of counsel satisfactory to Uranium Resources, Inc., to the effect that the sale or other proposed disposition of said shares of Common Stock by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended.”

The Company shall not be required to issue any certificate or certificates representing shares of Common Stock in connection with any grant of Restricted Stock made under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such Stock to listing on any national securities exchange on which the Common Stock may be listed; (iii) the completion of any registration requirements or other qualifications imposed on the Common Stock by any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Stock is not necessary or advisable; and (iv) the obtaining of an investment representation from the Grantee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

11.                                 General Provisions.  The form and substance of Restricted Stock Grant Agreements made hereunder need not be identical.  Nothing in the Plan or in any agreement (whether or not such agreement constitutes a Restricted Stock Grant Agreement) shall confer upon any employee any right to continue in the employ of the Company or any subsidiary corporation, to be entitled to any remuneration or benefits not set forth in the Plan or any related Restricted Stock Grant Agreement, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate such employee’s employment at any time, with or without cause.

The Plan may be assumed by the successors and assigns of the Company.  The liability of the Company under the Plan is limited to the obligations set forth herein, and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which such employee may incur in connection with or arising out of any grant or agreement made in connection with the Plan.  All expenses arising from or associated with administering the Plan shall be borne by the Company.  The captions and section numbers appearing in the Plan are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

12.                                 Termination of This Plan.   The Plan shall terminate on April 10, 2017.  Thereafter no Restricted Stock shall be granted hereunder.  Any and all shares of unvested Restricted Stock outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with their restrictions and subject to the terms and conditions of this Plan and any related Restricted Stock Grant Agreements.

As adopted on April 10, 2007 by the Board of Directors and approved by the stockholders on               , 2007.